EXHIBIT 10.4
AMENDMENT NO. 5 TO FACILITY DOCUMENTS
          AMENDMENT NO. 5 TO FACILITY DOCUMENTS dated as of August 18, 2003 (the “Amendment”) among INVESCO FUNDS GROUP, INC. (together with its successors and assigns, “IFG”), A I M MANAGEMENT GROUP INC., (together with its successors and assigns, “AMG”), A I M ADVISORS, INC. (together with its successors and assigns, “AAI”, and each of AAI and IFG an “Advisor”, and collectively, the “Advisors”), A I M DISTRIBUTORS, INC. (together with its successors and assigns, the “Distributor”), CITIBANK, N.A. (together with its successors and assigns, the “Purchaser”), CITICORP NORTH AMERICA, INC. (together with its successors and assigns, the “Program Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (together with its successors and assigns, the “Collection Agent”).
W I T N E S S E T H
          WHEREAS, IFG, the Distributor, the Purchaser and the Program Agent have entered into that certain Purchase and Sale Agreement dated as of December 14, 2000 (as amended and supplemented prior to the date hereof, the “Existing INVESCO Purchase Agreement”);
          WHEREAS, the Purchaser, the Program Agent and IFG, as servicer, have entered into that certain Servicing Agreement dated as of December 14, 2000 (as amended prior to the date hereof, the “Existing INVESCO Servicing Agreement”);
          WHEREAS, the Purchaser, the Program Agent, IFG and the Collection Agent have entered into that certain Collection Agency Agreement dated as of December 14, 2000 (as amended prior to the date hereof, the “Existing INVESCO Collection Agency Agreement”);
          WHEREAS, AMG, the Distributor, AAI, the Purchaser and the Program Agent have entered into that certain Second Amended and Restated Purchase and Sale Agreement dated as of December 14, 2000 (as amended and supplemented prior to the date hereof, the “Existing AIM Purchase Agreement,” and collectively with the Existing INVESCO Purchase Agreement, the “Existing Purchase Agreements”);
          WHEREAS, the Purchaser, the Program Agent and AMG, as servicer, have entered into that certain Second Amended and Restated Servicing Agreement dated as of December 14, 2000 (as amended prior to the date hereof, the “Existing AIM Servicing Agreement,” and collectively with the Existing INVESCO Servicing Agreement, the “Existing Servicing Agreements”);
          WHEREAS, the Purchaser, the Program Agent, AMG and the Collection Agent have entered into that certain Second Amended and Restated Collection Agency Agreement dated as of December 14, 2000 (as amended prior to the date hereof, the “Existing AIM

Collection Agency Agreement,” and collectively with the Existing INVESCO Collection Agency Agreement, the “Existing Collection Agency Agreements”);
          WHEREAS, the parties to the Existing Purchase Agreements, the Existing Servicing Agreements and the Existing Collection Agency Agreements (collectively, the “Existing Agreements”) desire to combine, amend and restate the Existing Agreements as of the Amendment Effective Date as hereinafter provided;
          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:
          Section 1. Defined Terms.
          “Amendment Effective Date” means the later to occur of (i) the date upon which the Program Agent shall have executed and delivered one or more counterparts of this Amendment and shall have received one or more counterparts of this Amendment, the Restated Purchase Agreement, the Restated Servicing Agreement and the Restated Collection Agency Agreement (as such terms are defined below) executed by each of the other parties hereto and thereto, and (ii) the date upon which the conditions precedent set forth in Section 6 hereof shall have been fulfilled.
          Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Restated Purchase Agreement.
          Section 2. Assignments.
          (a) Effective as of the Amendment Effective Date, IFG hereby assigns, transfers and conveys all of its rights, obligations and liabilities under and in connection with the Existing INVESCO Purchase Agreement, the Existing INVESCO Servicing Agreement and the Existing INVESCO Collection Agency Agreement to AMG, including, without limitation, the rights and obligations of IFG under Sections 8.01, 9.04 and 9.05 of the Existing INVESCO Purchase Agreement, and AMG hereby agrees to accept and assumes all such rights, obligations, and liabilities, all as if AMG were the original signatory thereto; provided, however, that AMG shall not be deemed to have assumed any obligations or liabilities of IFG in respect of (i) any breach by IFG of its obligations under the Advisory Agreement to which IFG is a party, (ii) any failure of IFG to perform any covenant or agreement during the period prior to the Amendment Effective Date under the Existing INVESCO Purchase Agreement which was to be performed by IFG solely in its capacity as investment advisor for the Funds, or (iii) any breach by IFG of any representation or warranty set forth in the Existing INVESCO Purchase Agreement which occurred prior to the Amendment Effective Date and which related to IFG solely in its capacity as investment adviser for any Fund (each such excluded obligation, a “Pre-existing Advisor Obligation”).
          (b) For the avoidance of doubt, AMG confirms and agrees that it shall be responsible to the Purchaser and the Program Agent under Sections 8.01, 9.04 and 9.05 of the Restated Purchase Agreement, for each representation, warranty, agreement, covenant and obligation of IFG and the Distributor under the Existing INVESCO Purchase Agreement, the Existing INVESCO Servicing Agreement and the Existing INVESCO Collection Agency Agreement made or deemed made on or prior to the Amendment Effective Date, except for Pre-existing Advisor Obligations.
          (c) For the avoidance of doubt, IFG hereby confirms and agrees that it shall remain responsible to the Purchaser and the Program Agent for the Pre-existing Advisor Obligations.
          Section 3. Amendment and Restatement of the Existing Purchase Agreements.
          (a) From and after the Amendment Effective Date, the Existing Purchase Agreements shall be combined, amended and restated as set forth on Exhibit A hereto (as so combined, amended and restated, the “Restated Purchase Agreement”). The parties thereto shall execute a copy thereof in the form of such exhibit in order to further evidence such combination, amendment and restatement.
          (b) The parties to the Restated Purchase Agreement hereby agree that when used with respect to any Receivable that was originally sold under the Existing INVESCO Purchase Agreement, the definition of “Ancillary Rights” set forth in Appendix A to the Restated Purchase Agreement shall be deemed to include all Ancillary Rights (as defined in the Existing INVESCO Purchase Agreement) of IFG.
          (c) The parties to the Restated Purchase Agreement hereby agree that when used with respect to any Receivable that was originally sold under the Existing INVESCO Purchase Agreement, the definition of “Transfer Agreement” set forth in Appendix A to the Restated Purchase Agreement shall be deemed to refer to (i) the Distribution Fee Purchase Agreement dated as of July 1, 2003 between the Distributor and IFG and (ii) the Distribution Fee Purchase Agreement dated as of August 23, 2000 between IFG and INVESCO Distributors, Inc.
          (d) For the avoidance of doubt, the parties to the Restated Purchase Agreement hereby acknowledge and agree that the Unamortized Aggregate Purchase Price shall be deemed to include all Purchase Prices paid under both the Existing INVESCO Purchase Agreement and the Existing AIM Purchase Agreement, and all CDSCs and Asset Based Sales Charges paid by each Company under the Existing INVESCO Purchase Agreement and the Existing AIM Purchase Agreement.
          (e) The Purchaser and the Program Agent agree that neither AMG, the Distributor nor any Advisor shall be deemed to be in breach of the representations set forth in clauses (r) or (s) of Section 4.01 of the Restated Purchase Agreement solely as a result of certain Asset Based Sales Charges relating to the AIM Money Market Fund and the INVESCO Cash Reserves Fund being waived in accordance with the Waiver Agreement.

          Section 4. Amendment and Restatement of Existing Servicing Agreements.
          From and after the Amendment Effective Date, the Existing Servicing Agreements shall be combined, amended and restated as set forth on Exhibit B hereto (as so amended and restated the “Restated Servicing Agreement”). The parties thereto shall execute a copy thereof in the form of such exhibit in order to further evidence such amendment and restatement.
          Section 5. Amendment and Restatement of Existing Collection Agency Agreements.
          (a) From and after the Amendment Effective Date, the Existing Collection Agency Agreements shall be combined, amended and restated as set forth on Exhibit C hereto (as so amended and restated, the “Restated Collection Agency Agreement,” and collectively with the Restated Purchase Agreement and the Restated Servicing Agreement, the “Restated Documents”). The parties thereto shall execute a copy thereof in the form of such exhibit in order to further evidence such amendment and restatement.
          (b) Promptly after being notified in writing by the Program Agent that the Amendment Effective Date has occurred, the Collection Agent shall (i) remit all amounts on deposit in or credited to the Demand Deposit Account or Collection Account (each as defined in the Existing INVESCO Collection Agency Agreement) to the Demand Deposit Account (as defined in the Restated Collection Agency Agreement) for further credit to the Collection Account (as defined in the Restated Collection Agency Agreement), and (ii) close the Demand Deposit Account and the Collection Account (as such terms are defined in the Existing INVESCO Collection Agency Agreement).
          (c) Promptly after being notified in writing by the Program Agent that the Amendment Effective Date has occurred, the Collection Agent shall (i) remit all amounts on deposit in or credited to the Purchaser’s Funding Account (as defined in each of the Existing Collection Agency Agreements) to such account as the Program Agent shall designate in writing to the Collection Agent, and (ii) close such Purchaser’s Funding Accounts.
          Section 6. Conditions Precedent to Effectiveness of this Amendment.
          The occurrence of the Amendment Effective Date shall be subject to the fulfillment of each of the following conditions precedent:
          (a) the Program Agent shall have received such signed opinions of counsel as it shall have reasonably requested each dated reasonably near the Amendment Effective Date and in form, scope and substance reasonably satisfactory to the Program Agent;
          (b) the Program Agent shall have received a signed certificate of the President or a Vice President and a Secretary or Assistant Secretary of the Distributor, AMG and each Advisor in the form of Exhibits B-1, B-2 and B-3, respectively, to the Restated Purchase Agreement;

          (c) the Program Agent shall have received time stamped receipt copies of UCC-3 financing statements duly filed under the UCC of all jurisdictions where UCC financing statements were previously filed pursuant to the Existing Purchase Agreements, required in order to amend the financing statements previously filed to reflect the Restated Purchase Agreement, which shall be in form, scope and substance satisfactory to the Program Agent;
          (d) the Program Agent shall have received a duplicate original of each Irrevocable Payment Instruction from AMG and the Distributor to each Company and Transfer Agent, and such Irrevocable Payment Instructions shall be in full force and effect;
          (e) the Program Agent shall have received a fully executed copy of the Waiver Agreement, which shall be in full force and effect;
          (f) The Program Agent shall have received a fully executed copy of the Letter Agreement dated as of August 18, 2003 between the Seller and the Program Agent which sets forth the Purchase Price Percentage, which shall be in full force and effect; and
          (g) the Board of Trustees of each Company in respect of each Fund shall have approved the Distribution Plan and Underwriting Agreement relating to each Fund by a vote of the majority of its Directors who are not interested persons, within the meaning of the Investment Company Act, in recognition of the transactions contemplated by this Amendment and the Facility Documents, and the Program Agent shall have received an executed copy of (i) the Distribution Plan in respect of each Company in the form attached hereto as Exhibit D, and (ii) the Underwriting Agreement in respect of each Company in the form attached hereto as Exhibit E, each of which shall be in full force and effect.
          Section 7. Representations and Warranties.
          Each of AMG, the Distributor and each Advisor represent and warrant to the Purchaser and the Program Agent that immediately after giving effect to the amendments contemplated by this Amendment that (a) their representations and warranties set forth in Restated Documents and the other Facility Documents are true and correct; (b) no Event of Termination (or event which with the passage of time or notice, or both, would constitute an Event of Termination) has occurred and is continuing or will result from the transactions contemplated by this Amendment or the Restated Documents; (c) this Amendment, the Restated Documents and each of the Facility Documents to which it is a party has been duly authorized, executed and delivered by it and each of its obligations hereunder and thereunder constitute its legal, valid and binding obligations enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles; and (d) immediately after the Amendment Effective Date, the Distribution Plan and Underwriting Agreement are the legal, valid and binding obligations of each of the parties thereto enforceable against each party thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles. AMG represents and warrants to the

Purchaser and the Program Agent that no Receivable relating to a Seed Share (as defined in the Restated Purchase Agreement) has been sold to the Purchaser.
          Section 8. Consents, Etc.
          (a) In consideration of the undertaking of AMG set forth in clause (c) of this Section 8, the Purchaser and the Program Agent hereby consent to the amendment as set forth on Schedule I hereto of the section “Contingent Deferred Sales Charge Exceptions” in the Prospectuses of the Funds .
          (b) The Purchaser and the Program Agent hereby consent with respect to Shares of the Funds (as defined in the Existing INVESCO Purchase Agreement) to a change in the basis upon which CDSCs are computed from the “cost basis” to the “lower of cost or market basis”.
          (c) The Distributor hereby agrees to track or cause to be tracked for each Fund, (i) the redemptions of Shares that result from required minimum distributions from individual retirement accounts and employer-sponsored retirement plans to plan participants or beneficiaries who are age 70-1/2 or older, including without limitation the portion of such distributions that exceed 12% annually of the participant’s or beneficiary’s account value in such Fund where the accounts of such plan are maintained by the Transfer Agent on the TRAC2000® record keeping retirement plan system or any other system incapable of imposing such 12% limit, and (ii) partial redemptions of Shares initiated in connection with a Systematic Withdrawal Plan, including without limitation the portion of such distributions that exceed 12% annually of the account value in such Fund at the time the withdrawal plan is established, including without limitation in respect of the accounts in employee-sponsored retirement plans where the account of such plan is maintained by AFS on the TRAC2000® record keeping retirement plan system or any other system incapable of imposing such 12% limit. The Seller agrees to indemnify the Purchaser on the Monthly Settlement Date which occurs in February of each calendar year for the amount of CDSCs that would have been imposed in respect of Shares in respect of the calendar year immediately preceding such Monthly Settlement Date relating to Purchased Receivables but for the modifications to the Prospectuses set forth in paragraphs 3 and 4 on Schedule I hereto.
          (d) The Purchaser and the Program Agent hereby waive the Condition Precedent set forth in Section 3.02(j) of the Purchase Agreement as a condition to the Purchaser’s obligation to Purchase Receivables, solely to the extent such condition fails to be satisfied prior to November 7, 2003 as a result of the proposed merger of each of the Companies which are Maryland corporations (the “Existing Affected Companies”) into certain Delaware statutory trusts (the “Re-domesticated Companies”), which are to be created solely for the purpose of re-domesticating the Existing Affected Companies from Maryland corporations into Delaware statutory trusts; provided, however, that (i) in connection with such mergers all of the assets of the Funds relating to each such Existing Affected Company (the “Existing Funds”) are transferred to a separate portfolio of a Re-domesticated Company (the “Re-domesticated Portfolios”), (ii) in connection with such mergers the Re-domesticated Companies on behalf of the Re-domesticated Portfolios assume substantially all obligations of the Existing Affected

Companies in respect of the Existing Funds, and all of the obligations of the Existing Affected Companies in respect of the Existing Funds in respect of or relating to the Purchased Receivables, (iii) such mergers will not adversely affect the rights of the Distributor in respect of any Purchased Receivables, and (iv) such mergers could not otherwise reasonably be expected to have an Adverse Effect. The waiver set forth herein shall be effective only for the specific Condition Precedent described above and shall not be deemed to relieve the Distributor, the Seller or any Advisor of any liability under any Program Document or to be a waiver of any other event, right or provision under or in connection with the Program Documents.
          Section 9. Execution in Counterparts.
          This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one and the same amendment.
          Section 10. Governing Law.
          THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          Section 11. Severability of Provisions.
          Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          Section 12. Captions.
          The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
          Section 13. No Waiver.
          Nothing in this Amendment shall be deemed to be a waiver of any breach of the Facility Documents (as defined in the Existing Purchase Agreements) occurring or arising prior to the Amendment Effective Date.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

A I M MANAGEMENT GROUP INC.
By:
Authorized Signatory

A I M ADVISORS, INC.
By:
Authorized Signatory

A I M DISTRIBUTORS, INC.
By:
Authorized Signatory

INVESCO FUNDS GROUP, INC.
By:
Authorized Signatory

CITIBANK, N.A.
By:
Authorized Signatory

CITICORP NORTH AMERICA, INC.
By:
Authorized Signatory

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:
Authorized Signatory

EXHIBIT A
FORM OF RESTATED PURCHASE AGREEMENT
SEE TAB 2

EXHIBIT B
FORM OF RESTATED SERVICING AGREEMENT
SEE TAB 3

EXHIBIT C
FORM OF RESTATED COLLECTION AGENCY AGREEMENT
SEE TAB 4

EXHIBIT D
FORM OF DISTRIBUTION PLAN
SEE TAB 8

EXHIBIT E
FORM OF UNDERWRITING AGREEMENT
SEE TAB 9

SCHEDULE I
APPROVED CHANGES TO PROSPECTUS
CDSCs will not apply to the following redemptions of Class B or Class C shares, as applicable:
1.	Additional purchases of Class C shares of AIM International Core Equity Fund (formerly known as AIM International Value Fund) and AIM Real Estate Fund by shareholders of record on April 30, 1995, of these Funds, except that shareholders whose broker-dealers maintain a single omnibus account with AFS on behalf of those shareholders, perform sub-accounting functions with respect to those shareholders, and are unable to segregate shareholders of record prior to April 30, 1995, from shareholders whose accounts were opened after that date will be subject to a CDSC on all purchases made after March 1, 1996;

2.	A total or partial redemption requested within five years following the death or post-purchase disability of (1) any registered shareholder on an account or (2) the settlor of a living trust which is the registered shareholder of an account, of shares held in the account at the time of death or initial determination of post-purchase disability;

3.	Certain distributions from individual retirement accounts and employer-sponsored retirement plans, where redemptions result from (i) required minimum distributions to plan participants or beneficiaries who are age 70 1/2 or older, and only with respect to that portion of such distributions that does not exceed 12% annually of the participant’s or beneficiary’s account value in a particular AIM Fund, provided the investor reinvests his dividends, provided further that such 12% limit will not apply to distributions taken from accounts in employer-sponsored retirement plans where the accounts of such plan are maintained by AFS on the TRAC2000® record keeping retirement plan system or any other system incapable of imposing such 12% limit; (ii) in kind transfers of assets where the participant or beneficiary notifies the distributor of the transfer no later than the time the transfer occurs; (iii) tax-free rollovers or transfers of assets to another plan of the type described above invested in Class B or Class C shares of one or more of the AIM Funds; (iv) tax-free returns of excess contributions or returns of excess deferral amounts; and (v) distributions on the death or disability (as defined in the Code) of the participant or beneficiary;

4.	A partial redemption initiated in connection with a Systematic Withdrawal Plan of up to an annual amount of 12% of the account value on a per fund basis, at the time the withdrawal plan is established, provided the investor reinvests his dividends, provided further that such 12% limit will not apply to distributions taken from accounts in employer-sponsored retirement plans where the accounts of such plan are maintained by AFS on the TRAC2000® record keeping retirement plan system or any other system incapable of imposing such 12% limit;

5.	A total redemption initiated by the Fund when the account value falls below the minimum required account size of $500;

6.	Investment account(s) of AIM.